Exhibit 99.1
Funko Provides Additional COVID-19 Business Update

EVERETT, Wash. April 2, 2020-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today announced that due to the uncertainty of the COVID-19 crisis, it is taking the following actions to enhance its financial flexibility:

•Beginning on April 5th, Funko will furlough a significant portion of its employees. Affected employees will maintain their health benefits, and subject to local regulations, will also be able to access unemployment benefits;
•Implementing salary reductions across the executive team as well as members of upper level management;
•Executing reductions in operating expenses and non-product development capital expenditures; and
•Proactively managing working capital, including reducing incoming inventory to align with anticipated sales.

In addition to these actions, Funko is evaluating further options to increase flexibility and retain liquidity. Since December 31, 2019, the Company repaid all outstanding borrowings on its $75 million revolving credit facility and subsequently drew down approximately $29 million. As of March 31, 2020, the Company expects to have over $50 million of cash on hand and $46 million of availability on its revolving credit facility.

“During this uncertain and unprecedented time, it is essential we take actions to best position Funko for our employees, partners and shareholders,” stated Brian Mariotti, Chief Executive Officer. “We are making difficult decisions that we believe will put us in a position of strength to navigate this crisis and support the long-term health of our Company.”

About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at https://funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended March 31, 2020 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2020 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended March 31, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the first quarter financial results.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results for the first quarter of 2020, the anticipated impact of the COVID-19 outbreak on our business, and our ability to cut costs and mitigate disruption. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks related to the ongoing COVID-19 outbreak; our ability to execute our business strategy; our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
Andrew Harless
Funko Investor Relations
investorrelations@funko.com

Media:
Jessica Piha-Grafstein
Funko Public Relations
jessicap@funko.com